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                               REV HOLDINGS INC.
                           OFFER FOR ALL OUTSTANDING
                    SENIOR SECURED DISCOUNT NOTES DUE 2001
                            (CUSIP NO. 76154 MAC 9)
                                IN EXCHANGE FOR
                       12% SENIOR SECURED NOTES DUE 2004


January 30, 2001


To Our Clients:


     Enclosed for your consideration is a prospectus, dated January 30, 2001 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of REV Holdings Inc. (the "Company") to exchange its 12% Senior Secured Notes due 2004 (the "New Notes"), for its outstanding Senior Secured Discount Notes due 2001 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

     This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on February 6, 2001, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:


     1. The Exchange Offer is for any and all Old Notes.


     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."


     3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.


     4. The Exchange Offer expires at 5:00 p.m., New York City time, on February 6, 2001, unless extended by the Company.


     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
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                         INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by REV Holdings Inc. with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:


           AGGREGATE PRINCIPAL AMOUNT AT
               MATURITY OF OLD NOTES
--------------------------------------------------
 Senior Secured Discount Notes due March 15, 2001

 [ ] Please do not tender any Old Notes held by you for my account.

 Dated:       , 2001


                               SIGN HERE



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SIGNATURE(S)


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PLEASE PRINT NAME(S) HERE


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ADDRESS(ES)


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AREA CODE AND TELEPHONE NUMBER


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TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).


None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

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                        ACKNOWLEDGEMENT OF SOLICITATION


PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER WHO SOLICITED YOUR
TENDER.


                               SOLICITED TENDERS

  As provided in Instruction 7 of the Letter of Transmittal, a solicitation fee of $10.00 per $1,000 principal amount at maturity of Old Notes tendered and accepted for payment pursuant to the Exchange Offer will be paid to a Soliciting Dealer (a "Soliciting Dealer Fee"), subject to certain conditions. A Soliciting Dealer Fee will be payable only in connection with tenders of Old Notes from beneficial owners or registered holders who own no more than $500,000 principal amount at maturity of Old Notes.

   The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:



Name of Firm:
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                                      (PLEASE PRINT)


Name of Individual Broker or Financial Consultant:
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Identification Number (if known):
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Address:
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                              (INCLUDING ZIP CODE)

Telephone Number (if known):
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